Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-90158) on Form S-8 of our report dated June 27, 2013 appearing in the annual report on Form 11-K of Camco Financial & Subsidiaries Salary Savings Plan as of December 31, 2012 and 2011 and for the year ended December 31, 2012.

/s/ Plante & Moran, PLLC

Auburn Hills, Michigan
June 27, 2013